Exhibit 5.1

November 14, 2003

Path 1 Network Technologies Inc.

6215 Ferris Square, Suite 140

San Diego, CA 92121

Re:	Path 1 Network Technologies Inc. Registration Statement on Form S-3 for 3,125,000 Shares of Common Stock and 250,000 Public Warrants

Ladies and Gentlemen:

We have acted as counsel to Path 1 Network Technologies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 14, 2003 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”) (i) 3,125,000 shares of the Company’s Common Stock (the “Shares”) issuable upon exercise of warrants held by the Company’s underwriters (the “Underwriters’ Warrants”) and upon exercise of currently outstanding public warrants and Underlying Public Warrants (as defined below) and (ii) 250,000 public warrants issuable upon exercise of the Underwriters’ Warrants, each to purchase to one share of the Company’s Common Stock (the “Underlying Public Warrants”)

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Act.

We have reviewed the Company’s organizational documents, the Underwriters’ Warrants, the Underlying Public Warrants and the corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares, the Underwriters’ Warrants and the Underlying Public Warrants. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive, 7th Floor San Diego, CA 92122-1246 www.hewm.com

San Francisco Silicon Valley Los Angeles San Diego Seattle Portland Anchorage New York Washington D.C. Madison, WI

Hong Kong Singapore Affiliated Offices: Milan Paris Rome

November 14, 2003

Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, we are of the opinion that (i) the Shares have been duly authorized by the Company and if, as and when issued upon the exercise of the Underwriters’ Warrants or exercise of the Company’s currently outstanding public warrants or of the Underlying Public Warrants (including payment of the exercise price), will be legally issued, fully paid and non-assessable, and (ii) the Underlying Public Warrants have been duly authorized and if, as and when the Underlying Public Warrants are issued upon exercise of the Underwriters’ Warrants in accordance with the terms of the Underwriters’ Warrants (including payment of the exercise price), the Public Warrants will be legally issued, fully paid and non-assessable.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Underwriters’ Warrants, the Underlying Public Warrants or the Shares.

Very truly yours,

/s/    HELLER EHRMAN WHITE & MCAULIFFE LLP

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